EXHIBIT 99.1


          Cosi, Inc. Announces New Agreement With William D. Forrest

Deerfield, IL, December 15, 2005 -- Cosi, Inc. (Nasdaq: COSI), the premium convenience restaurant company, announced today that Executive Chairman William D. Forrest will continue in his current full-time management capacity through 2006, following which time he will serve as non-executive Chairman of the Board. Mr. Forrest joined Cosi in 2003.

Robert S. Merritt, a member of Cosi's Board of Directors, said, "The Board is very pleased that Cosi will continue to benefit from Bill Forrest's proven leadership, industry experience, analytical rigor and business development expertise. Bill and the senior management team he has recruited have worked to ensure that Cosi is operationally disciplined, closely attuned to the needs of its customers, and well-positioned financially to continue successfully executing its national growth strategy. Under his leadership, Cosi has created attractive value for shareholders."

Kevin Armstrong, Cosi's President and Chief Executive Officer, stated, "Bill has been integral to the development and execution of Cosi's growth strategy, and his long-term commitment to Cosi is a strong signal to our current and prospective area developers and franchise partners. I am gratified that he will continue to lead our Company through the completion of our current five-year growth plan."

Under Cosi's five-year growth targets, it expects that between 2005 and 2009 franchisees will open a total of approximately 384 restaurants and the Company will open approximately 101 restaurants.

Mr. Forrest stated, "I am more excited and energized by Cosi's position and opportunities today than at any other time since I joined the Company. I have tremendous confidence in Cosi and in the management team and organizational infrastructure we have built, and I look forward to continuing our work to grow Cosi profitably into a national brand with a national footprint."

About Cosi, Inc.

Cosi (http://www.getcosi.com) is the premium convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

Cosi currently has 97 Company-owned and two franchise restaurants in seventeen states, including Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Virginia, Maryland, Illinois, Ohio, Michigan, Wisconsin, Florida, Georgia, Tennessee, Washington, California, Kentucky, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

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Media Contact:                         Investor Contact:
Jon Morgan or Adam Weiner              William Koziel
Kekst and Company                      Cosi, Inc.
(212) 521-4800                         (847) 597-8803